Calculation of Filing Fee Tables
S-8
Permian Resources Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	Other	25,000,000	$ 13.70	$ 342,500,000.00	0.0001381	$ 47,299.25
2	Equity	Common Stock, par value $0.0001 per share	Other	2,000,000	$ 13.70	$ 27,400,000.00	0.0001381	$ 3,783.94
Total Offering Amounts:						$ 369,900,000.00		$ 51,083.19
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 51,083.19
Offering Note
[1]	The Form S-8 registration statement to which this Exhibit 107.1 is attached (the "Registration Statement") registers 25,000,000 shares of common stock, $0.0001 par value per share (the "Common Stock"), of Permian Resources Corporation, a Delaware corporation, that may be delivered with respect to awards under the Permian Resources Corporation 2023 Long Term Incentive Plan (as amended from time to time, the "Plan"), which consist of shares of Common Stock reserved and available for delivery with respect to awards under the Plan and additional shares of Common Stock that may again become available for delivery with respect to awards under the Plan pursuant to the reallocation provisions of the Plan. Pursuant to Rule 416(a) under the Securities Act, the Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends, or similar transactions pursuant to the adjustment or anti-dilution provisions of the Plan. The proposed maximum offering price per share of Common Stock and proposed maximum aggregate offering price for the shares of Common Stock covered by this Registration Statement have been estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based upon the average of the high and low prices of a share of Common Stock as reported on the NYSE on January 6, 2026, which was equal to $13.70.

[2]	The Registration Statement registers 2,000,000 shares of Common Stock that may be delivered with respect to shares of Common Stock purchased under the Centennial Resource Development, Inc. 2019 Employee Stock Purchase Plan (as amended from time to time, the "ESPP"). Pursuant to Rule 416(a) under the Securities Act, the Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends, or similar transactions pursuant to the adjustment or anti-dilution provisions of the ESPP. The proposed maximum offering price per share of Common Stock and proposed maximum aggregate offering price for the shares of Common Stock covered by this Registration Statement have been estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based upon the average of the high and low prices of a share of Common Stock as reported on the NYSE on January 6, 2026, which was equal to $13.70.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A